      As filed with the Securities and Exchange Commission on June 8, 2001

                                                    Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               RENT-A-CENTER, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                      48-1024367
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                       5700 TENNYSON PARKWAY, THIRD FLOOR
                                   PLANO, TEXAS                    75024
                    (Address of Principal Executive Offices)     (Zip Code)

                              AMENDED AND RESTATED
                               RENT-A-CENTER, INC.
                            LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                 ROBERT D. DAVIS
                       5700 TENNYSON PARKWAY, THIRD FLOOR
                               DALLAS, TEXAS 75024
                     (Name and Address of Agent For Service)

                                 (972) 801-1100
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------
                                         Proposed           Proposed
     Title of            Amount           Maximum            Maximum         Amount of
    Securities            to be       Offering Price        Aggregate      Registration
 to be Registered      Registered        Per Share       Offering Price         Fee
---------------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share              1,700,000          $46.975*         $79,857,500*      $19,964
---------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant's common stock, par value $0.01 per share, on June 4, 2001 (as reported on The Nasdaq Stock Market, Inc.).

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is filed in order to register an additional 1,700,000 shares of common stock, par value $.01 per share, of Rent-A-Center, Inc. (f/k/a Renters Choice, Inc.) for issuance pursuant to the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan (as amended, the "Plan"). The contents of (i) that earlier Registration Statement (Registration No. 33-98800), which registered 1,500,000 shares (on a post-split basis) for issuance under the Plan, filed October 31, 1995, (ii) that subsequent Registration Statement (Registration No. 333-53471), which registered 1,500,000 shares (on a post-split basis) for issuance under the Plan, filed May 22, 1998,
(iii) that subsequent Registration Statement (Registration No. 333-66645), which registered 1,500,000 shares (on a post-split basis) for issuance under the Plan, filed November 2, 1998, and (iv) that subsequent Registration Statement (Registration No. 333-40958), which registered 1,700,000 shares (on a post-split basis) for issuance under the Plan, filed July 7, 2000, are each hereby incorporated by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001;

         (c)      The Registrant's Current Report on Form 8-K filed May 11,
                  2001;

         (d)      The Registrant's Current Report on Form 8-K filed May 22,
                  2001; and

         (e) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

5.1* Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

23.1*    Consent of Grant Thornton LLP.

23.2*    Consent of Winstead Sechrest & Minick P.C. (included as part of
         Exhibit 5.1).

24.1*    Power of Attorney (See Page II-2 of this Registration Statement).

99.1*    Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan.

---------
*        Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on June 8, 2001.

                                              RENT-A-CENTER, INC.


                                              By: /s/ J. Ernest Talley
                                                  ------------------------------
                                                  J. Ernest Talley
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Ernest Talley and Robert D. Davis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                            Title                         Date
       ---------                            -----                         ----
/s/ J. Ernest Talley                Chairman of the Board and         June 8, 2001
-------------------------      Chief Executive Officer (Principal
J. Ernest Talley                       Executive Officer)


/s/ Robert D. Davis             Senior Vice President of Finance,     June 8, 2001
-------------------------          Chief Financial Officer and
Robert D. Davis                Treasurer (Principal Financial and
                                       Accounting Officer)


/s/ L. Dowell Arnette                       Director                  June 8, 2001
-------------------------
L. Dowell Arnette

/s/ Laurence M. Berg                        Director                  June 8, 2001
-------------------------
Laurence M. Berg

       Signature                            Title                         Date
       ---------                            -----                         ----
/s/ Peter P. Copses                         Director                  June 8, 2001
-------------------------
Peter P. Copses


/s/ Mitchell E. Fadel                       Director                  June 8, 2001
-------------------------
Mitchell E. Fadel


/s/ J. V. Lentell                           Director                  June 8, 2001
-------------------------
J. V. Lentell


/s/ Mark E. Speese                          Director                  June 8, 2001
-------------------------
Mark E. Speese

                                 EXHIBIT INDEX


EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
5.1*     Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

23.1*    Consent of Grant Thornton LLP.

23.2*    Consent of Winstead Sechrest & Minick P.C. (included as part of
         Exhibit 5.1).

24.1*    Power of Attorney (See Page II-2 of this Registration Statement).

99.1*    Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan.

---------
*        Filed herewith.